UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

______________

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): August 24, 2012

CHINA VANTAGEPOINT ACQUISITION COMPANY

(Exact Name of Registrant as Specified in Charter)

Cayman Islands	000-54269	98-0677690
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

555 NE 15th Street, Suite 200 Miami, Florida	33132
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (305) 981-6888

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☒   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

IMPORTANT NOTICES

China VantagePoint Acquisition Corporation (“Parent” or the “Company”) and its directors and executive officers may be deemed to be participants in the solicitation of proxies for the special meeting of the Company’s shareholders to be held to approve the proposed acquisition discussed in the section titled “Entry Into a Material Definitive Agreement” below. The Company’s officers and directors have no rights to any liquidation distribution the Company makes with respect to the subunits sold in its initial public offering (“IPO”). Therefore, their equity holding will have no value if the Company does not acquire a target business within twenty four months of the IPO as required by the Company’s Amended and Restated Articles and Memorandum of Association, unless an extension to such time is approved by its shareholders. Shareholders of the Company and other interested persons are advised to read the Company’s proxy statement, when available, in connection with the Company’s solicitation of proxies for the special meeting because this proxy statement will contain important information.

The proxy statement will be mailed to shareholders as of a record date to be established for voting on the proposed acquisition. Shareholders will also be able to obtain a copy of the proxy statement without charge from the Company. The proxy statement, once available, may also be obtained without charge at the U.S. Securities and Exchange Commission’s internet site at www.sec.gov.

This Current Report on Form 8-K, including the exhibits contained herein, contains forward-looking statements that involve substantial risks and uncertainties. Other than statements of historical facts, all statements included in this report regarding Black Diamond Holdings, LLC (“Black Diamond”) or any of Black Diamond’s subsidiaries or portfolio companies (together with Black Diamond, the “acquisition parties”) strategy, future operations, future financial position, prospects, plans and objectives of management, as well as statements, other than statements of historical facts, regarding Black Diamond’s industry, are forward-looking statements. The words “anticipate,” “believe,” “estimate,” “expect,” “intend,” “may,” “plan,” “predict,” “project,” “will,” “would” and similar expressions are intended to identify forward-looking statements, although not all forward-looking statements contain these identifying words. The Company and Black Diamond may not actually achieve the plans, intentions or expectations disclosed in the forward-looking statements, and investors should not place undue reliance on the forward-looking statements. Actual results or events could differ materially from the plans, intentions and expectations disclosed in the forward-looking statements made by the acquisition parties. Important factors that could cause actual results or events to differ materially from the forward-looking statements, include among others: continued compliance with government regulations; changing legislation or regulatory environments; requirements or changes affecting the businesses in which Black Diamond is engaged; industry trends, including factors affecting supply and demand; labor and personnel relations; credit risks affecting Black Diamond’s revenue and profitability; Black Diamond’s ability to effectively manage its growth, including implementing effective controls and procedures and attracting and retaining key management and personnel; changing interpretations of generally accepted accounting principles; and general economic conditions. Further, the forward-looking statements do not reflect the potential impact of any future acquisitions, mergers, dispositions, joint ventures, collaborations or investments made by the Company or Black Diamond. Neither the Company nor Black Diamond assumes any obligation to update any forward-looking statements.

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Item 1.01. Entry Into a Material Definitive Agreement

On August 24, 2012, China VantagePoint Acquisition Corporation, a Cayman Islands company (“Parent,” or the “Company”), BDH Acquisition Corp., a Delaware corporation and a wholly-owned subsidiary of Parent (“Purchaser”), Black Diamond Holdings LLC, a Colorado limited liability company (“Black Diamond” or “Target”), all of the Class A members of Black Diamond (the “Class A Members”), certain Preferred Members of Black Diamond (“Preferred Members” and together with the Class A Members, the “Members”) and Black Diamond Financial Group, LLC, a Delaware limited liability company and the manager of Black Diamond (the “Manager”), entered into a Merger and Share Exchange Agreement (the “Agreement”).

Black Diamond acquires controlling interests in and actively manages small and development-stage companies. Black Diamond currently owns and manages certain businesses as its subsidiaries, and holds minority interests in several portfolio companies.

Black Diamond’s subsidiaries and portfolio companies are engaged in the following lines of business:

•	The exploration and development of gold mineral properties in Montana (Eastern Resources Inc. through Elkhorn Goldfields LLC);

•	The automated genotyping testing services for pharmaceutical and medical researchers (Transnetyx Holdings Corp.);

•	The development of the proprietary Charfuel® Coal Refining Process that uses only raw coal and air to produce gasoline and other products associated with oil refining (Carbon Fuels LLC);

•	The global distribution of enterprise software systems for managing and planning the physical assets of datacenters (Rackwise Inc. and Rackwise Funding LLC);

•	The operation of online wine retailer (RB Newco Inc. dba Barclays);

•	The exploration and development of nickel mineral properties in Paraguay (Sagaciore LLC);

•	The design and production of out of home video games and casino gaming products (GlobalVR Inc.);

•	The development of a proprietary oil & gas and mineral detection technology (Subterranean Mapping Systems LLC); and

•	The development of a proprietary volatility model for stock options trading (Quant Strategies LLC).

Black Diamond currently has an outstanding liability of approximately $1.6 million that will become due and payable on September 6, 2012. Black Diamond is working to secure funding to pay-off this liability but does not yet have funds available to it for payment thereof.

Acquisition of Target; Acquisition Consideration

Upon the closing of the transactions contemplated in the Agreement, Purchaser will acquire 100% of the issued and outstanding Class A Units of Black Diamond and 42.64% of the Preferred Units of Black Diamond, in exchange for an aggregate of 67,318,750 shares of the common stock of Purchaser (“Purchaser Common Stock”) and 1,304,167 shares of Purchaser Preferred Stock (as defined below). In addition, the remaining Preferred Members holding an aggregate of 57.56% of the Preferred Units of Black Diamond (the “Remaining Members”) are permitted to execute the Agreement within 10 business days of August 24, 2012. If any of the Remaining Members execute the Agreement within the required time period, the amount of Purchaser Common Stock and Purchaser Preferred Stock to be issued will be adjusted to reflect the exchange of the additional Preferred Units held by such Remaining Member for Purchaser Common Stock and Purchaser Preferred Stock. We refer to this share exchange as the “Acquisition.”

Pursuant to the terms of a voting agreement to be entered into at closing, the parties agreed that immediately following the closing of the Acquisition, Purchaser’s board of directors will consist of five directors, three of whom will be designated by Black Diamond and two of whom will be designated by Purchaser.

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Redomestication Merger

Immediately prior to the Acquisition, Parent will be merged with and into Purchaser, the separate corporate existence of Parent will cease and Purchaser will continue as the surviving corporation (the “Redomestication Merger”). In connection with the Redomestication Merger, Parent’s issued and outstanding capital stock will be converted as follows:

•	Each ordinary share of Parent will be converted automatically into one share of preferred stock of Purchaser, which will entitle the holder thereof to, among other things, a dividend and liquidation preference (“Purchaser Preferred Stock”).

•	Each warrant to purchase one ordinary share of Parent will be converted into one substantially equivalent warrant (“Purchaser Warrant”) to purchase one share of common stock of Purchaser (“Purchaser Common Stock”).

•	Each subunit of Parent will be converted automatically into one subunit consisting of one share of Purchaser Preferred Stock and one-half of a warrant to purchase Purchaser Common Stock (“Purchaser Subunit”).

•	Each unit of Parent will be converted automatically into one Purchaser Subunit and one-half of a warrant to purchase Purchaser Common Stock (“Purchaser Unit”).

•	Each unit purchase option of Parent will be converted into one substantially equivalent unit purchase option to purchase one Purchaser Unit.

Preferred Stock

The Series A preferred stock of Purchaser shall have the following rights, privileges and preferences:

Scenario A – less than 100% of the Preferred Members are Signatory Members:

•	90% of the available cash of the Purchaser shall be paid as a dividend on a quarterly basis until each share of Purchaser Preferred Stock has received $12 per share and an aggregate of $25 million has been distributed to the shareholders of Purchaser Common Stock. Notwithstanding the foregoing, if the Company raises capital through a debt or equity financing, such amounts will not be distributed pursuant to this paragraph, and provided further that such funds will be used first to pay for expenses and capital expenditures.

•	Purchaser Preferred Shareholders will receive 100% of dividends until such time as they have received $6. Thereafter Purchaser Preferred will receive 50% of dividends and common shareholders will receive 50% of dividends until such time as Purchaser Preferred Shareholders receive an additional $6, or a total of $12.

•	Immediately after receiving an aggregate of $12 per share, the Purchaser Preferred Stock will automatically convert into Purchaser Common Stock at the then applicable conversion ratio. The Purchaser Preferred Stock may convert into Purchaser Common Stock at the option of the holder at the then applicable conversion ratio.

•	The initial conversion ratio is 1 for 1, subject to customary adjustments. In the event that the Purchaser Preferred Stock has not converted into Purchaser Common Stock by the three (3) year anniversary of the Closing, the then applicable conversion ratio will double.

•	Liquidation preference is $12 per share of Purchaser Preferred Stock. After $12 per share of Purchaser Preferred Stock is paid, the Purchaser Preferred Stock will receive dividends on an as-converted basis.

•	The Purchaser Preferred Stock will vote on an as-converted basis with the Purchaser Common Stock.

•	The Purchaser will be prohibited from using more than 10% of available cash on a quarterly basis to (i) make or allow any investment or capital expenditure, and (ii) make or allow any payment to the Manager or its affiliates, each until each share of Purchaser Preferred Stock has received $12 per share and an aggregate of $25 million has been distributed to the holders of Purchaser Common Stock. Notwithstanding the foregoing, if the Company raises capital through a debt or equity financing, such amounts will not be distributed pursuant to this paragraph, and provided further that such funds will be used first to pay for expenses and capital expenditures.

•	The Purchaser will not be able to issue any securities senior to the Purchaser Preferred Stock without the approval of 90% of the outstanding shares of Purchaser Preferred Stock.

•	The Purchaser Preferred Stock may not be amended without the approval of 90% of the outstanding shares of Purchaser Preferred Stock.

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Scenario B – 100% of the Preferred Members are Signatory Members:

•	50% of available cash shall be distributed to Purchaser Preferred Shareholders until such time as they have received $12 per share. Notwithstanding the foregoing, if the Company raises capital through a debt or equity financing, such amounts will not be distributed pursuant to this paragraph, and provided further that such funds will be used first to pay for expenses and capital expenditures.

•	Immediately after receiving an aggregate of $12 per share, the Purchaser Preferred Stock will automatically convert into Purchaser Common Stock at the then applicable conversion ratio. The Purchaser Preferred Stock may convert into Purchaser Common Stock at the option of the holder at the then applicable conversion ratio.

•	The initial conversion ratio is 1 for 1, subject to customary adjustments. In the event that the Purchaser Preferred Stock has not converted into Purchaser Common Stock by the three (3) year anniversary of the Closing, the then applicable conversion ratio will double.

•	Liquidation preference is $12 per share of Purchaser Preferred Stock. After $12 per share of Purchaser Preferred Stock is paid, the Purchaser Preferred Stock will receive dividends on an as-converted basis.

•	The Purchaser Preferred Stock will vote on an as-converted basis with the Purchaser Common Stock.

•	The Purchaser will be prohibited from using more than 50% of available cash on a quarterly basis to (i) make or allow any investment or capital expenditure, and (ii) make or allow any payment to the Manager or its affiliates, each until each share of Purchaser Preferred Stock has received $12 per share. Notwithstanding the foregoing, if the Company raises capital through a debt or equity financing, such amounts will not be distributed pursuant to this paragraph, and provided further that such funds will be used first to pay for expenses and capital expenditures.

•	The Purchaser will not be able to issue any securities senior to the Purchaser Preferred Stock without the approval of 90% of the outstanding shares of Purchaser Preferred Stock.

•	The Purchaser Preferred Stock may not be amended without the approval of 90% of the outstanding shares of Purchaser Preferred Stock.

Shareholder and Warrantholder Approval

Prior to the consummation of the transactions contemplated by the Agreement (i) a majority of the holders of Parent’s ordinary shares must approve the transactions contemplated by the Agreement (the “Ordinary Shareholder Approval”) and (ii) a majority of the holders of warrants to purchase ordinary shares of Parent must approve an amendment to such warrants in order to permit them to become exercisable for Purchaser Common Stock (the “Warrantholder Approval”). In connection with obtaining the Warrantholder Approval and the Ordinary Shareholder Approval, Parent must call a special meeting of both its ordinary shareholders and warrantholders and must prepare and file with the Securities and Exchange Commission a Proxy Statement and Proxy Card for each of the Ordinary Shareholder Approval and the Warrantholder Approval.

Representations and Warranties

In the Agreement, Target, the Class A Members and the Manager (collectively, the “Representing Parties”) make certain representations and warranties (with certain exceptions set forth in the disclosure schedule to the Agreement) relating to, among other things: (a) proper corporate organization of Target and its subsidiaries and portfolio companies and similar corporate matters; (b) authorization, execution, delivery and enforceability of the Agreement and other transaction documents; (c) absence of conflicts; (d) capital structure and title to units; (e) accuracy of charter documents and corporate records; (f) related-party transactions; (g) required consents and approvals; (h) financial information; (i) absence of certain changes or events; (j) title to assets and properties; (k) material contracts; (l) insurance; (m) licenses and permits; (n) compliance with laws, including those relating to foreign corrupt practices and money laundering; (o) ownership of intellectual property; (p) absence of warranty claims; (q) employment and labor matters; (r) taxes and audits; (s) environmental matters; (t) brokers and finders; (u) investment representations and transfer restrictions; (v) that Target is not an investment company; and (w) other customary representations and warranties.

In the Agreement, Parent makes certain representations and warranties relating to, among other things: (a) title to shares; (b) proper corporate organization and similar corporate matters; (c) authorization, execution, delivery and enforceability of the Agreement and other transaction documents; (d) brokers and finders; (e) capital structure; (f) validity of share issuance; (g) minimum trust fund amount; and (g) validity of OTC Bulletin Board listing; and (h) SEC filing requirements.

Conduct Prior to Closing; Covenants

The Representing Parties have agreed to cause Target, and to use their best efforts to cause Target’s subsidiaries and portfolio companies, to operate the business in the ordinary course, consistent with past practices, prior to the closing of the Acquisition (with certain exceptions) and not to take certain specified actions without the prior written consent of Parent.

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The Agreement also contains covenants of the Representing Parties providing for:

•	Target and its subsidiaries and portfolio companies to provide access to their books and records and providing information relating to Target’s business to Parent, its counsel and other representatives;

•	except as otherwise provided for in the Agreement, each of the Representing Parties not to, directly or indirectly, solicit, initiate or participate in discussions or negotiations with, or provide any information to or cooperate in any manner with any person, other than Purchaser, concerning the sale of all or any part of Target’s business, any of Target’s assets, Target’s units or any capital stock, membership interests or other securities of Target or its subsidiaries or consummate any such transaction or accept any offer or agree to engage in any such transaction;

•	Target to deliver monthly, quarterly and annual summaries of its earnings and an unaudited balance sheet for the period from March 31, 2012 through the end of such month, quarter or year and the applicable comparative period in the preceding year;

•	the Manager to ensure that, on or prior to closing, certain key personnel enter into confidentiality and non-solicitation agreements, and that Target and the Manager will use their best efforts to enter into labor agreements with each of its employees to the extent required by applicable law;

•	except as otherwise provided for in the Agreement, the Members and Target to terminate all loans and guarantees by Target for the benefit of each of the Members, Target’s and its subsidiaries’ officers, and directors, and any of their respective affiliates, prior to the closing date of the Acquisition; and

•	Target to deliver to Parent and Purchaser, by September 23, 2012, the audited consolidated financial statements of Target and its subsidiaries for the fiscal years ended December 31, 2011 and 2010 and interim consolidated financial statements of the Company and its subsidiaries for the six month interim period ended June 30, 2012.

Conditions to Closing

General Conditions

Consummation of the Agreement and the acquisition is conditioned on (a) the absence of any order, stay, judgment or decree by any government agency or any pending or threatened litigation seeking to enjoin, modify, amend or prohibit the Acquisition; (b) the holders of a majority of Parent’s ordinary shares approving the acquisition in accordance with its Amended and Restated Memorandum and Articles of Association, (c) the consummation of the Redomestication Merger, (d) the SEC declaring the Registration Statement effective and (e) delivery of all transaction documents by each of the parties.

Representing Parties’ Conditions to Closing

The obligations of the Representing Parties to consummate the transactions contemplated by the Agreement, in addition to the conditions described above, are conditioned upon (i) Parent and Purchaser complying with all of their respective obligations required to be performed by them pursuant to the required covenants in the Agreement, (ii) the representations and warranties of Parent being true on and as of the closing date of the Acquisition and (iii) execution of a registration rights agreement by Purchaser to register all unregistered securities issued in connection with the Acquisition.

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Parent’s and Purchaser’s Conditions to Closing

The obligations of Parent and Purchaser to consummate the transactions contemplated by the Agreement, in addition to the conditions described above in the first paragraph of this section, are conditioned upon each of the following, among other things:

•	the representations and warranties of the Representing Parties being true on and as of the closing date of the acquisition and each of the Representing Parties complying with all required covenants in the Agreement;

•	there having been no material adverse effect to Target’s business, regardless of whether it involved a known risk;

•	Purchaser being satisfied with the results of its review of Target’s business, units and that of its subsidiaries and portfolio companies.

•	receipt by Purchaser of certain third party consents, and outstanding permits;

•	receipt by Purchaser of a general release of all claims by the Class A Members against Target and its subsidiaries and portfolio companies and their officers, directors, employees and affiliates;

•	Purchaser receiving a legal opinion from Target’s counsel;

•	Parent and Purchaser having received final disclosure schedules to the Agreement; and

•	a majority of the holders of warrants to purchase ordinary shares of Parent shall have approved an amendment to their warrants as discussed in more detail under the section entitled “Shareholder and Warrantholder Approval.”

Termination

The Agreement may be terminated and/or abandoned at any time prior to the closing, whether before or after approval of the proposals being presented to Parent’s shareholders, by:

•	Either Parent or Purchaser if the closing has not occurred by February 25, 2013;

•	Purchaser, if Target or any Member has materially breached any representation, warranty, agreement or covenant contained in the Agreement and such breach has not been cured within fifteen days following the receipt by Target or any Member, as applicable, of Purchaser’s written notice to terminate the Agreement; or

•	Target, if Purchaser has materially breached any representation, warranty, agreement or covenant contained in the Agreement and such breach has not been cured within fifteen days following the receipt by the Purchaser of Target’s written notice to terminate the Agreement.

Indemnification

Until the third anniversary of the date of the Agreement, the Representing Parties have agreed, jointly and severally, to indemnify the Purchaser and its affiliates from any damages arising from (a) any breach of any representation, warranty or covenant made by the Representing Parties, (b) any actions by any third parties with respect to Target’s business for any period on or prior to the closing date, (c) the violation of any laws in connection with or with respect to the operation of the business on or prior to the closing date, (d) any claims by any employee of Target or any of its subsidiaries or portfolio companies, (e) any taxes attributable to the period prior to closing or (f) any sales, use, transfer or similar tax imposed on Purchaser or its affiliates as a result of the transactions contemplated by the Agreement. Subject to an increase based on the total exercise price of Purchaser Warrants (as defined below), the indemnification obligations of the Representing Parties are capped at $16,500,000.

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Until the third anniversary of the date of the Agreement, Parent and Purchaser have agreed to indemnify the Representing Parties and their affiliates from any damages arising from any damages arising from any breach of any representation, warranty or covenant made by Parent or Purchaser. Subject to an increase based on the total exercise price of Purchaser Warrants exercised after the closing, the indemnification obligations of Parent and Purchaser are capped at $16,500,000.

The foregoing summary of the Agreement does not purport to be complete and is qualified in its entirety by reference to the actual Merger and Share Exchange Agreement, which is filed as Exhibit 10.1 hereto, which is incorporated by reference in this report.

Item 8.01. Other Events

On August 27, 2012, the Company issued a press release announcing its entry into the Agreement. The press release is attached as Exhibit 99.1

Item 9.01. Financial Statements and Exhibits

(c)	Exhibits:

	Exhibit No.	Description

	10.1	Merger and Share Exchange Agreement, dated August 24, 2012, by and among China VantagePoint Acquisition Corporation, BDH Acquisition Corp., Black Diamond Holdings LLC, the Class A Members listed on Schedule I, the Preferred Members listed on Schedule I and Black Diamond Financial Group, LLC.

	99.1	Press release dated August 27, 2012.

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SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: August 30, 2012	CHINA VANTAGEPOINT ACQUISITION COMPANY

	By:	/s/ Wei Li
Name: Wei Li Title: Chief Executive Officer

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